UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     April 10, 2008

    First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

    South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

    (864) 948-9001
(Registrant's telephone number, including area code)

  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

First National Bancshares, Inc. (the “Company”) previously filed a Current Report on Form 8-K dated February 4, 2008 (the “Initial Report”) to report its acquisition of Carolina National Corporation of Columbia, South Carolina. This amendment provides the historical financial statements within the time periods required under Item 9.01(a) and the pro forma financial information required under Item 9.01(b), which financial statements and information were not previously filed.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired

Audited Consolidated Balance Sheet of Carolina National Corporation and subsidiary as of December 31, 2007 and 2006, and related Consolidated Statements of Operations, and Shareholders’ Equity, and Cash Flows for the years ended December 31, 2006 and 2007, and the notes thereto. Filed herewith as Exhibit 99.1.

(b)	Pro forma financial information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of the year ended December 31, 2007, and the Unaudited Pro Froma Condensed Consolidated Statements of Income for the Company for the years ended December 31, 2006 and 2007, and the notes thereto, giving effect to the acquisition of Carolina National Corporation and Carolina National Bank and Trust Co. Filed herewith as Exhibit 99.2.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By:	/s/ Kitty B. Payne
Name Kitty B. Payne
Title: Chief Financial Officer

Dated: April 11, 2008

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Elliott Davis, LLC.

99.1
Audited Consolidated Balance Sheet of Carolina National Corporation and subsidiary as of December 31, 2007 and 2006, and related Consolidated Statements of Operations, and Shareholders’ Equity, and Cash Flows for the years ended December 31, 2006 and 2007, and the notes thereto.

99.2
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of the year ended December 31, 2007, and the Unaudited Pro Froma Condensed Consolidated Statements of Income for the Company for the years ended December 31, 2006 and 2007, and the notes thereto, giving effect to the acquisition of Carolina National Corporation and Carolina National Bank and Trust Co.